                                                                       EXHIBIT 1




                                8,000,000 SHARES





                             TAUBMAN CENTERS, INC.




              8.30% SERIES A CUMULATIVE REDEEMABLE PREFERRED STOCK

                           PAR VALUE $0.01 PER SHARE

                     (LIQUIDATION PREFERENCE $25 PER SHARE)





                             UNDERWRITING AGREEMENT

                                8,000,000 SHARES

                             TAUBMAN CENTERS, INC.

              8.30% SERIES A CUMULATIVE REDEEMABLE PREFERRED STOCK
                           PAR VALUE $0.01 PER SHARE
                     (LIQUIDATION PREFERENCE $25 PER SHARE)



                             UNDERWRITING AGREEMENT



                                        September 30, 1997



Morgan Stanley & Co. Incorporated
Merrill Lynch, Pierce, Fenner & Smith
           Incorporated
PaineWebber Incorporated
Prudential Securities Incorporated
As Representatives of the Several
    Underwriters listed on Schedule I hereto
c/o Morgan Stanley & Co. Incorporated
1585 Broadway
New York, New York 10036

Dear Sirs and Mesdames:

        Taubman Centers, Inc., a Michigan corporation (the "Company"), proposes to issue and sell to the several Underwriters named in Schedule I hereto (the "Underwriters"), for whom you are acting as representatives (the
"Representatives"), 8,000,000 shares of its 8.30% Series A Cumulative Redeemable Preferred Stock, par value $0.01 per share (the "Shares").

        The Company has filed with the U.S. Securities and Exchange Commission (the "Commission") a registration statement, including a prospectus, relating to the Shares. The registration statement as amended at the time it became effective, or, if a post-effective amendment is filed with respect thereto, as amended by such post-effective amendment at the time of its effectiveness, under the Securities Act of 1933, as amended (the "1933 Act"), is referred to as the "Registration Statement," and the prospectus included in the Registration Statement at the time it became effective under the Securities Act, as supplemented by the preliminary prospectus supplement dated September 29, 1997 and by a final prospectus supplement of even date in the form first used to confirm sales of Shares, is referred to as the "Prospectus." All references in this Agreement to financial statements and schedules and other information which is "contained," "included" or "stated" in the Registration Statement or the Prospectus (and all other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which is or is deemed to be incorporated by reference in the Registration Statement or the Prospectus, as the case may be; and all references in this Agreement to amendments or supplements to the Registration Statement or the Prospectus shall be deemed to mean and included the filing of any document under the Securities Exchange Act of 1934, as amended (the "1934 Act"), which is or is deemed to be incorporated by reference in the Registration Statement or the Prospectus, as the case may be.

        SECTION 1. REPRESENTATIONS AND WARRANTIES. The Company represents and warrants to and agrees with each of the Underwriters that:

        (a) (i) The Registration Statement, when it became effective, did not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Registration Statement and the Prospectus comply and, as amended or supplemented, if applicable, will comply, and when filed pursuant to Rule 424 under the Securities Act will comply, in all material respects with the 1933 Act and the applicable rules and regulations of the Commission thereunder (the "1933 Act Regulations") and (iii) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain, and on the Closing Date will not contain, any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph 1(a) do not apply to statements in or omissions from the Registration Statement or the Prospectus under the caption "Underwriters" relating to the Underwriters.

        (b) The Registration Statement has become effective; no stop order suspending the effectiveness of the Registration Statement or any part thereof is in effect, and no proceeding for such purpose is pending before or, to the knowledge of the Company, threatened by the Commission or by the state securities authority of any jurisdiction. No order preventing or suspending the use of the Prospectus has been issued, and no proceeding for that purpose has been instituted or, to the knowledge of the Company, threatened by the Commission or by the state securities authority of any jurisdiction.

        (c) The Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property, to conduct its business as described in the Prospectus, and to enter into and perform its obligations under this Agreement and is duly qualified to transact business and is in good standing as a foreign corporation authorized to do business in each jurisdiction in which the nature of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or to be in good standing would not have


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

a material adverse effect on the condition, financial or otherwise, or the earnings, assets, business, or operations of the Company.

        (d) Each of The Taubman Realty Group Limited Partnership, a Delaware limited partnership ("TRG"), and each Subsidiary (as defined below) other than Taub-Co (as defined below) has been duly formed and is validly existing and in good standing as a partnership or trust under the laws of its jurisdiction of organization, with partnership or trust power and authority to carry on its business and to own or lease its properties as described in the Prospectus. As used in this Agreement, the term "Subsidiary" shall mean each consolidated subsidiary of TRG (other than corporate subsidiaries of Taub-Co) and each joint venture included in determining TRG's income from unconsolidated joint ventures in the consolidated financial statements for TRG for the most recent fiscal period included in the Prospectus, and "Taub-Co" shall mean Taub-Co Management, Inc.

        (e) TRG and each Subsidiary (other than Taub-Co) is duly qualified or registered as a foreign partnership or trust in good standing and authorized to do business in each jurisdiction in which the nature of its business or its ownership or leasing of property requires such qualification, except where the failure to be so qualified would not have a material adverse effect on the condition, financial or otherwise, or the earnings, assets, business, or operations of TRG or such Subsidiary, as the case may be.

        (f) Taub-Co has been duly incorporated and is validly existing and in good standing as a corporation under the laws of its jurisdiction of organization, with corporate power and authority to carry on its business as described in the Prospectus, and is duly qualified and in good standing as a foreign corporation authorized to do business in each jurisdiction in which the nature of its business or its ownership or leasing of property requires such qualification, except where the failure to be so qualified would not have a material adverse effect on the condition, financial or otherwise, or the earnings, assets, business, or operations of TRG.

        (g) The Company is the managing general partner of TRG. The ownership by the Company of its interest in TRG, and the ownership (direct or indirect) by TRG of the capital stock or partnership interests of each Subsidiary, are as set forth in the Prospectus, free and clear of any liens or encumbrances except as described in the Prospectus and (in the case of TRG) except pursuant to that certain Shareholders Agreement dated as of November 20, 1992 among Taub-Co, TRG, The A. Alfred Taubman Restated Revocable Trust, as amended, and Taub-Co Holdings Limited Partnership. Neither the Company nor TRG owns any direct or indirect equity interest in any entity other than, in the case of the Company, TRG or, in the case of TRG, the Subsidiaries and (through Taub-Co) the corporate subsidiaries of Taub-Co.

        (h) This Agreement has been duly authorized, executed, and delivered by the Company and (for the limitedsole purposes as set forth herein) TRG.

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

        (i) The authorized capital stock of the Company and the authorized partnership interests in TRG conform to the descriptions thereof contained in the Prospectus in all material respects.

        (j) The Shares have been duly authorized and, when issued and delivered in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable, and the issuance of the Shares will not be subject to any preemptive or similar rights. The Shares conform to the description thereof in the Prospectus in all material respects.

        (k) Deloitte & Touche LLP, the accountants who have audited and reported on the consolidated financial statements of the Company and TRG and the financial statements of the unconsolidated joint ventures of TRG included in the Registration Statement and the Prospectus, are independent certified accountants as required by the 1933 Act and the 1933 Act Regulations.

        (l) The financial statements of the Company, the consolidated financial statements of TRG, and the financial statements of the unconsolidated joint ventures of TRG included in the Registration Statement and the Prospectus present fairly the financial position and results of operations of the Company and TRG and the other entities purported to be shown thereby at the respective dates and for the respective periods specified, and have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout such periods. The supporting schedules included in the Registration Statement present fairly the information required to be stated therein. The financial information and data included in the Registration Statement and the Prospectus present fairly the information included therein and have been prepared on a basis consistent with that of the financial statements included in the Registration Statement and the Prospectus and the books and records of the respective entities presented therein. Other than the financial statements (and schedules) included therein, no other financial statements (or schedules) are required by the 1933 Act or the 1933 Act Regulations to be included in the Registration Statement. Except as reflected or disclosed in the financial statements included in the Registration Statement or otherwise set forth in the Prospectus, none of the Company, TRG, or any Subsidiary is subject to any material indebtedness, obligation, or liability, contingent or otherwise.

        (m) There are (i) no legal or governmental proceedings pending or threatened to which the Company, TRG, or any of the Subsidiaries is a party other than proceedings accurately described in the Registration Statement or the Prospectus and proceedings that would not have a material adverse effect on the Company, TRG, and the Subsidiaries, considered as a single enterprise, or on the power or ability of the Company or TRG to perform its obligations under this Agreement or to consummate the transactions contemplated by the Registration Statement or the Prospectus; and (ii) no statutes, regulations, contracts, or other documents that are required to be described in the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required, except for this Agreement, the amendment to the Company's articles of incorporation designating the terms of the Shares, and the amendment to TRG's partnership agreement as of even date, all of

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

which will be filed prior to Closing Time under a Form 8-K or post-effective amendment to the Registration Statement that becomes effective upon filing under Rule 462(d) of the 1933 Act RegulationsForm 8-K.

        (n) Each of TRG and each Subsidiary has good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them which is material to the business of TRG and the Subsidiaries, considered as a single enterprise, in each case free and clear of all liens, claims, encumbrances, and defects except such as are described in the Prospectus or such as do not materially interfere with the use made and proposed to be made of such property by TRG or such Subsidiary and do not materially affect the value of such property (except for reciprocal easement agreements or agreements relating to common area maintenance that do not materially interfere with the use made and proposed to be made of such property by TRG or such Subsidiary); and any real property and buildings held under lease by TRG and each Subsidiary are held by them under valid, subsisting, and enforceable leases with such exceptions as do not materially interfere with the use made and proposed to be made of such property and buildings by TRG or such Subsidiary, in each case except as described in or contemplated by the Registration Statement and the Prospectus.

        (o) Each of the Company, TRG, and each Subsidiary is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; and the Company has no reason to believe that it, TRG, or any Subsidiary will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its businesses at a cost that would not materially and adversely affect the condition, financial or otherwise, or the earnings, assets, business, or operations of the Company, TRG, and the Subsidiaries, considered as a single enterprise, except as described in or contemplated by the Registration Statement and the Prospectus.

        (p) Each of the Company, TRG, and the Subsidiaries has all consents, authorizations, approvals, orders, certificates, and permits of and from, and has made all declarations and filings with, all federal, state, local, and other governmental authorities, all self- regulatory organizations, and all courts and other tribunals required for it to own, lease, license, and use its properties and assets and to conduct its business in the manner described in the Registration Statement and the Prospectus, except to the extent that the failure to obtain or file would not have a material adverse effect on the condition, financial or otherwise, or the earnings, assets, business, or operations of the Company, TRG, and the Subsidiaries, considered as a single enterprise, and none of the Company, TRG, or any Subsidiary has received any notice of proceedings relating to the revocation or modification of any such consent, authorization, approval, order, certificate, or permit that, singly or in the aggregate, if the subject of an unfavorable decision, ruling, or finding, would materially and adversely affect the condition, financial or otherwise, or the earnings, assets, business, or operations of the Company, TRG, and the Subsidiaries, considered as a single enterprise.


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

        (q) Since the dates as of which information is given in the Registration Statement, except as otherwise described therein, (i) there has been no material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, assets, business, or operations of the Company, TRG, and the Subsidiaries, considered as a single enterprise, (ii) there have been no material transactions entered into by the Company, TRG, or to the knowledge of the Company, any Subsidiary, other than transactions in the ordinary course of business, (iii) none of the Company, TRG, or any Subsidiary has incurred any material obligation or liability, direct, contingent, or otherwise, and (iv) there has been no material change in the short-term debt or long-term debt of the Company or TRG.

        (r) None of the Company, TRG, or any Subsidiary is in violation of its partnership agreement, charter documents, or bylaws or in default in the performance of any obligation, agreement, or condition included in any bond, debenture, note, or any other evidence of indebtedness or in any indenture, instrument, or agreement to which the Company or TRG or, to the knowledge of the Company, any Subsidiary is a party or by which any of their respective properties may be bound or affected, except where any such violation or default would not have a material adverse effect on the condition, financial or otherwise, or on the earnings, assets, business, or operations of the Company, TRG, and the Subsidiaries, considered as a single enterprise.

        (s) The execution and delivery by the Company and TRG of this Agreement, and the performance by the Company and TRG of their respective obligations hereunder, and the compliance by the Company and TRG with all provisions hereof, will not violate or conflict with or constitute a breach of any of the terms or provisions of, or constitute a default under, (i) the charter documents or bylaws of the Company, the partnership agreement of TRG or, to the knowledge of the Company, the respective partnership agreements or other organizational documents of any Subsidiary or (ii) any bond, debenture, note, or other evidence of indebtedness or any material instrument or agreement to which the Company, TRG or any Subsidiary is a party or may be bound, or to which any of their respective properties may be subject, or (iii) any law, regulation, ruling, order, judgment, or decree to which the Company, TRG or any Subsidiary or any of their respective properties may be subject.

        (t) All authorizations, approvals, orders, consents, qualifications of, or filings with, any court or governmental or regulatory authority or agency that are necessary in connection with the offering, issuance, or sale of the Shares under this Agreement, and the performance by the Company and TRG of their respective obligations hereunder, have been obtained or made, except such as will be obtained on or prior to Closing Time under the 1933 Act and the 1933 Act Regulations, and except as may be required under state securities laws or regulations with respect to the Shares.

        (u) Neither the Company nor TRG is an "investment company" or an entity "controlled" by an "investment company" as such terms are defined in the Investment Company Act of 1940, as amended (the "1940 Act").


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

        (v) Each of the Company, TRG, and each Subsidiary (i) is in compliance with any and all applicable foreign, federal, state, and local laws and regulations relating to the protection of human health and safety, the environment, or hazardous or toxic substances or wastes, pollutants or contaminants ("Environmental Laws"), (ii) has received all permits, licenses, and other approvals required of it under applicable Environmental Laws to conduct its respective businesses, and (iii) is in compliance with all terms and conditions of any such permit, license, or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses, or other approvals, or failure to comply with the terms and conditions of such permits, licenses, or approvals are otherwise disclosed in the Prospectus or would not, singly or in the aggregate, have a material adverse effect on the Company, TRG, and the Subsidiaries, considered as a single enterprise.

        (w) In the ordinary course of its business, TRG conducts a periodic review of the effect of Environmental Laws on the business, operations, and properties of it and the Subsidiaries, in the course of which it identifies and evaluates associated costs and liabilities (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties, or compliance with Environmental Laws or any permit, license, or approval, any related constraints on operating activities, and any potential liabilities to third parties). On the basis of such review, TRG has reasonably concluded that such associated costs and liabilities would not, singly or in the aggregate, have a material adverse effect on the Company, TRG, and the Subsidiaries, considered as a single enterprise.

        (x) Neither the Company nor TRG has taken and neither will take, directly or indirectly, any action prohibited by Regulation M under the 1934 Act.

        (y) The assets of TRG do not constitute "plan assets" under the Employee Retirement Income Security Act of 1974, as amended.

        (z) There are no contracts, agreements, or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the 1933 Act with respect to any securities of the Company or to require the Company to include such securities with the Shares registered pursuant to the Registration Statement, except for such contracts or agreements as are described in the Registration Statement (including the contracts and agreements incorporated by reference in the Registration Statement) and with which the Company has complied.

        (aa) The statements set forth in the Prospectus under the captions "Description of the Series A Preferred Stock" and "Description of Preferred Stock," insofar as they purport to constitute a summary of the terms of the Shares, and under "Underwriters," "Plan of Distribution" and "Federal Income Tax Considerations," insofar as they purport to describe factual matters or relate to matters of law or regulation or constitute summaries of documents described therein, are accurate and complete in all material respects.


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

        (bb) The Company has qualified to be taxed as a real estate investment trust pursuant to Sections 856 through 860 of the Internal Revenue Code of 1986, as amended (the "Code"), for its taxable years ended December 31, 1992, 1993, 1994, 1995, and 1996, and the Company's present and contemplated organization, ownership, method of operation, assets, and income are such that the Company is in a position under present law to so qualify for the taxable year ending December 31, 1997, and in the future.

        Any certificate signed by any officer of the Company and delivered to an Underwriter or to counsel for the Underwriters shall be deemed a representation and warranty by the Company to the Underwriters as to the matters covered thereby.

        SECTION 2.       AGREEMENTS TO SELL AND PURCHASE; PUBLIC OFFERING;
CLOSING.

        (a) The Company hereby agrees to sell to the several Underwriters, and each Underwriter, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees, severally and not jointly, to purchase from the Company, the respective numbers of Shares set forth in Schedule I hereto opposite its name at $25.00 per share (the "Purchase Price"), provided that TRG pays each Underwriter at Closing Time an underwriting discount or commission of $0.7875 per share purchased by it as required under Section 4 below.

        (b) The Company hereby agrees that during the period beginning on the date hereof and continuing to and including the date which is thirty (30) days after the Closing Date, it will not offer, sell, contract to sell, or otherwise dispose of any preferred stock of the Company or warrants to purchase preferred stock of the Company substantially similar to the Shares (other than the Shares) without the prior written consent of Morgan Stanley & Co. Incorporated.

        (c) The Company is advised by the Representatives that the Underwriters propose to make a public offering of their respective portions of the Shares as soon as is advisable in the judgment of the Representatives. The Company is further advised by the Representatives that the Shares are to be offered to the public initially at $25.00 a share (the "Public Offering Price") and to certain dealers selected by you at a price that represents a concession not in excess of $.50 a share under the Public Offering Price, and that any Underwriter may allow, and such dealers may reallow, a concession, not in excess of $.40 a share, to any Underwriter or to certain other dealers.

        (d) Payment for the Shares shall be made to the Company in Federal or other funds immediately available in New York City against delivery of the Shares to the Representatives for the respective accounts of the several Underwriters at 10:00 A.M., New York City time, on October 3, 1997, or at such other time on the same or such other date, not later than October 6, 1997, as shall be designated in writing by the Representatives. The time and date of such payment are hereinafter referred to as the "Closing Time," and the date of such payment is hereinafter referred to as the "Closing Date."

        (e) Certificates for the Shares shall be in temporary form and registered in such names and in such denominations as the Representatives shall request in writing not later than one full business day prior to the Closing Date. The certificates evidencing the Shares shall be delivered at the Closing Time to the Representatives for the respective accounts of the several Underwriters, with any transfer taxes payable in connection with the transfer of the Shares to the Underwriters duly paid, against payment of the Purchase Price therefor.

        SECTION 3. COVENANTS OF THE COMPANY. Each of the Company and (only as provided in paragraphs (h) and (i) of this Section 3) TRG covenants with the Underwriters as follows:

        (a) The Company will notify the Representatives immediately, and confirm the notice in writing, of: (i) the effectiveness of any post-effective amendment to the Registration Statement; (ii) the receipt of any comments from the Commission; (iii) any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information relating thereto; and (iv) the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose. The Company will make every reasonable effort to prevent the issuance of any such stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

        (b) The Company will prepare and timely file or transmit for filing with the Commission the Prospectus in accordance with Rule 424(b) under the 1933 Act Regulations.

        (c) The Company will give the Representatives notice of its intention to file or prepare any amendment to the Registration Statement (including any post-effective amendment) or any amendment or supplement to the Prospectus (including any revised Prospectus or prospectus supplement that the Company proposes for use in connection with the offering of the Shares that differs from the Prospectus, regardless of whether such revised Prospectus or prospectus supplement is required to be filed pursuant to Rule 424(b) under the 1933 Act Regulations), will furnish the Representatives with copies of any such amendment or supplement a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file any such amendment or supplement or use any such Prospectus to which counsel for the Underwriters shall reasonably object.

        (d) The Company will deliver to Morgan Stanley & Co. Incorporated the Representatives one (1) signed copy, and to the Underwriters as many conformed copies, of the Registration Statement and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein) as the Underwriters may reasonably request. The Company will deliver or cause to be delivered definitive certificates evidencing for the Shares as soon as practicable after the Closing Date.

        (e) If any event shall occur as a result of which it is necessary, in the reasonable opinion of counsel for the Underwriters, to amend or supplement the Prospectus in order to make the Prospectus not misleading in the light of the circumstances existing at the time it is delivered to a prospective investor or in order to otherwise comply with the 1933 Act or the 1934 Act, the Company will forthwith prepare and furnish to the Underwriters a reasonable number of copies of an amendment of or supplement to the Prospectus in form and substance reasonably satisfactory to counsel for the Underwriters and the Company's counsel, which will amend or supplement the Prospectus so that it will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at the time it is delivered to a prospective investor, not misleading, and otherwise comply with the 1933 Act and the 1934 Act.

        (f) The Company will endeavor in good faith to qualify the Shares for offering and sale under the applicable securities laws of such states and other jurisdictions of the United States as the Underwriters may designate, provided that, in connection therewith, neither the Company nor any partner in TRG shall be required to qualify to do business in any jurisdiction in which it is not so qualified. In each jurisdiction in which the Shares have been so qualified, the Company will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification in effect for so long as required for the distribution of the Shares.

        (g) The Company will make generally available to its security holders as soon as reasonably practicable, but not later than 90 days after the close of the period covered thereby, an earning statement of the Company (in form complying with the provisions of Rule 158 of the 1933 Act Regulations) covering a period of at least 12 months beginning not later than the first day of the Company's fiscal quarter next following the effective date of the Registration Statement. "Earning statement," "make generally available," and "effective date of the registration statement" have the meanings included in Rule 158 of the 1933 Act Regulations.

        (h) The Company and TRG will use the net proceeds received by them from the sale of the Shares in the manner specified in the Prospectus under the caption "Use of Proceeds" in all material respects.

        (i) At or prior to Closing Time, TRG will take or cause to be taken all actions necessary to accept the proceeds from the offering, and designate such capital inas Series A Preferred Equity, and authorize guaranteed payments with respect to such Series A Preferred Equity in amounts equal to the dividends payable on the Shares. authorize, issue, and deliver to the Company the Parallel TRG Interest as described in the Prospectus,, including, without limitation, including, without limitation, the authorization, execution, and delivery of an amendment to the partnership agreement of TRG authorizing the designation of one or more the Sseries Aof

Preferred Equity and the payment of guaranteed payments in respect any of such seriesEquity, substantially in the form heretofore delivered to (and otherwise reasonably satisfactory to) the Representatives and counsel for the Underwriters.

        SECTION 4.       PAYMENT OF EXPENSES.

        (a) TRG will pay all expenses incident to the performance of the Company's obligations under this Agreement, including: (i) the printing and filing of the Registration Statement as originally filed and of each amendment thereto; (ii) a discount or commission equal to $0.7875 per Share to the Underwriters and the costs and expenses relating to the transfer and delivery of the Shares to the Underwriters and to the printing of the certificates representing the Shares; (iii) the fees and disbursements of counsel for the Company and TRG; (iv) the fees and disbursements of the Company's or TRG's accountants; (v) the qualification of the Shares under state securities laws in accordance with the provisions of Section 3(f), including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of the Blue Sky Memorandum;
(vi) the printing and delivery to the Underwriters of copies of the Registration Statement as originally filed and of each amendment thereto, and of the Prospectus and any amendments or supplements thereto; (viii) any fees charged by rating agencies for the rating of the Shares; (ix) any transfer taxes imposed on the sale of the Shares to the Underwriters; (x) the costs and charges of any transfer agent, registrar, or depositary; and (xi) all other costs and expenses incident to the performance of the obligations of the Company and TRG under this Agreement for which provision is not otherwise made in this Section 4. It is understood, however, that except as expressly provided in this Section 4 and Sections 6 and 7, the Underwriters will pay all of their costs and expenses, including fees and disbursements of their counsel, stock transfer taxes payable on resale of any of the Shares by them, and any advertising expenses connected with any offers they may make.

        (b) If this Agreement is terminated by the Underwriters in accordance with the provisions of Section 5 or Section 9(a)(i), TRG shall reimburse the Underwriters for all of their out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriters, (not to exceed $100,000).

        SECTION 5. CONDITIONS OF THE UNDERWRITERS' OBLIGATIONS. The obligations of the Underwriters hereunder are subject to the accuracy of the representations and warranties of the Company herein included, to the performance by the Company and TRG of their respective obligations hereunder, and to the following further conditions:

        (a) All required post-effective amendments to the Registration Statement shall have become effective not later than 5:30 P.M. on the date hereof, or, with the consent of the Representatives, at a later time and date, not later, however, than 5:30 P.M. on the first second business day following the date hereof or at such later time and date as may be approved by the Representatives; and at the Closing Time no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission.

        (b) Between the date of this Agreement and Closing Time, there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any of the Company's or TRG's securities by any "nationally recognized statistical rating organization," as such term is defined for purposes of Rule 436(g)(2) under the 1933 Act.

        (c)  At Closing Time, the Representatives shall have received:

        (1) The favorable opinion, dated as of Closing Time, of Miro Weiner & Kramer, counsel for the Company and TRG, in form and substance satisfactory to the Representatives, to the effect that:

        (i) the Company has been duly incorporated and is validly existing and in good standing under the Michigan Business Corporation Act, which opinion may rely exclusively on a certificate of good standing issued by the appropriate official of the State of Michigan;

        (ii) TRG has been duly formed and is validly existing and in good standing under the Delaware Revised Uniform Limited Partnership Act, which opinion may rely exclusively on a certificate of good standing issued by the appropriate official of the State of Delaware;

        (iii) each of the Company and TRG has the power and authority to own its property and conduct its business as described in the Prospectus, and is duly qualified and in good standing and authorized to transact business in any jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except where the failure to be so qualified or in good standing will not have a material adverse effect on it;

        (iv) each Subsidiary has been formed and is validly existing and in good standing under the laws of the jurisdiction of its formation, has the power and authority to own its property and conduct its business as described in the Prospectus, and is duly qualified and in good standing and authorized to transact business in any jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except where the failure to be so qualified or in good standing will not have a material adverse effect on such Subsidiary, provided that as to each Subsidiary, such opinion may rely exclusively on a certificate of good standing or like certificate issued by the appropriate state official;

        (v) this Agreement has been duly authorized, executed and delivered by the Company and TRG;

        (vi) the Shares have been duly authorized and, when delivered to and paid for by the Underwriters in accordance with this Agreement, will be validly issued, fully paid and non-assessable;

        (vii) each of the amendment to the partnership agreement of TRG authorizingestablishing the Parallel TRG Interest and the Parallel TRG Interest itself has been duly authorized by all necessary partnership action of TRG and is a valid and binding obligation of TRG enforceable against TRG in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer, or similar laws affecting creditors' rights generally from time to time in effect. The enforceability of such amendment and the Parallel TRG Interest are also subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity);

        (viii) the execution by each of the Company and TRG of, and the performance by the Company of its obligations under, this Agreement and the consummation of the transactions contemplated hereby by the Company and TRG (including, without limitation, the issuance of the Parallel TRG Interest) will not contravene any provision of applicable law, the organizational documents of the Company, the partnership agreement of TRG or any agreement or other instrument that, to the knowledge of such counsel, is binding upon and is material to the Company or TRG or any Subsidiary, or any judgment, order, or decree of any governmental body, agency, or court having jurisdiction over the Company or TRG that, to the knowledge of such counsel, is applicable to the Company, TRG, or any Subsidiary;

        (ix) no consent, approval, authorization, or order of, or qualification with, any governmental body or agency and no consent, approval, or authorization of any person other than the Company and TRG is required for the performance by the Company and TRG of their respective obligations under this Agreement, except such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Shares;

        (x) to the knowledge of such counsel, there are no legal or governmental proceedings pending or threatened to which the Company, TRG, or any Subsidiary is a party or to which any of their properties is subject, other than proceedings accurately described in the Registration Statement or the Prospectus, or proceedings that would not have a material adverse effect on the Company, TRG, and the Subsidiaries taken as a whole or on the power or ability of the Company or TRG to perform theirits respective obligations under this Agreement or to consummate the transactions contemplated by the Registration Statement and Prospectus or any statutes, regulations, contracts, or other documents that are required to be described in the Prospectus or to be filed (by incorporation by reference or otherwise) as exhibits to the Registration Statement that are not described or filed as required;

        (xi) except as described in the Registration Statement or the Prospectus, there is no matter known to such counsel relating to the protection of human health and safety or the environment (a) that pertains to the Company, TRG, or any

Subsidiary, (b) that individually (or in the aggregate with other similar matters) is material to the business and operations of the Company, TRG, and the Subsidiaries taken as a whole, other than as described in the Registration Statement or the Prospectus, and (c) that is not so described;

        (xii) to the knowledge of such counsel, the Company, TRG, and each Subsidiary has consents, authorizations, approvals, orders, certificates, and permits of and from, and has made all declarations and filings with, all federal, state, local, and other governmental authorities, all self-regulatory organizations, and all courts, and other tribunals, necessary to own, lease, license, and use its properties and assets and to conduct its business in the manner described in the Registration Statement and the Prospectus, except to the extent that the failure to obtain or file would not have a material adverse effect on the Company, TRG, and the Subsidiaries taken as a whole;

        (xiii) neither the Company nor TRG is an "investment company" or an entity "controlled" by an "investment company" as such terms are defined in the 1940 Act;

        (xiv) the statements (1) set forth in the Prospectus under the captions "Description of the Series A Preferred Stock" and "Description of Preferred Stock," insofar as they constitute a summary of the terms of the Shares, or under "Underwriters," "Certain Provisions of the Articles of Incorporation and Bylaws," "Restrictions on Transfer," "Plan of Distribution," and "Federal Income Tax Considerations," insofar as they purport to describe factual matters or relate to matters of law or regulation or constitute summaries of documents described therein, and (2) in the Registration Statement under Item 15 ("Indemnification of Directors and Officers"), are accurate and complete in all material respects;

        (xv) the Registration Statement has been declared effective under the 1933 Act, and to the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission.

        (xvi) such counsel (1) is of the opinion that the Registration Statement and Prospectus (except for financial statements and schedules included therein, as to which such counsel need not express any opinion) comply as to form in all material respects with the 1933 Act and the rules and regulations of the Commission thereunder, (2) each document heretofore filed pursuant to the 1934 Act and incorporated or deemed incorporated by reference in the Prospectus (except for financial statements and schedules included therein, as to which such counsel need not express any opinion) complied as to form in all material respects with the requirements of the 1934 Act and the rules and regulations promulgated thereunder in effect at the date of their respective filings, (3) believes that (except for financial statements and schedules as to which such counsel need not express any belief) the Registration Statement and the prospectus included therein at the time the Registration Statement became effective did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and (4) believes that (except for financial statements and schedules as to which such counsel need not express any belief) the Prospectus as of the Closing Time does not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

        With respect to clause (xvi) above, such counsel may state that their opinions and beliefs are based upon their participation in the preparation of the Registration Statement and Prospectus and any amendments and supplements thereto and review and discussion of the contents thereof, but are without independent check or verification except as specified.

        (2) Miro Weiner & Kramer's confirmation, in its capacity as tax counsel for the Company and TRG, that the Underwriters and their counsel may rely on such tax counsel's opinion filed as Exhibit 8 to the Registration Statement as if such opinion were addressed to them and dated as of Closing Time.

        (3) The favorable opinion, dated as of Closing Time, of Hogan & Hartson L.L.P., counsel for the Underwriters, with respect to the matters set forth above in Section (5)(c)(1)(i), (ii), (v), (vi), (xiv) (insofar as it relates to the statements under the captions "Description of the Series A Preferred Stock" and "Underwriters"), (xv), and (xvi)(1) and (2), and a statement (in such counsel's customary form) to the effect of the statements set forth in (xvi)(3) and (4). In giving its opinion, Hogan & Hartson L.L.P. may rely, (A) as to all matters of fact, upon certificates and written statements of officers and employees of and accountants for each of the Company, TRG, and the Subsidiaries, (B) as to the qualification and good standing of each of the Company and TRG to do business in any state or jurisdiction, upon certificates of appropriate government officials or opinions of counsel in such jurisdictions, which opinions shall be in form and substance satisfactory to counsel for the Underwriters, and (C) as to certain matters of law, upon the opinion of Miro Weiner & Kramer given pursuant to Section 5(c)(1) above.

        (d) At Closing Time (i) the Registration Statement and the Prospectus shall include all statements which are required to be stated therein in accordance with the 1933 Act and the 1933 Act Regulations and in all material respects shall conform to the requirements of the 1933 Act and the 1933 Act Regulations, and neither the Registration Statement nor the Prospectus shall include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and no action, suit or proceeding at law or in equity shall be pending or, to the knowledge of the Company or TRG, threatened against the Company, TRG, or any Subsidiary which would be required to be set forth in the Prospectus other than as set forth therein, (ii) there shall not have been, since the respective dates as of which information is given in the Registration Statement and the Prospectus, any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or the earnings, assets, business, or operations of the

Company, TRG, and the Subsidiaries, considered as a single enterprise, from that set forth in the Registration Statement, (iii) no proceedings shall be pending or, to the knowledge of the Company or TRG, threatened against the Company, TRG, or any Subsidiary before or by any Federal, state, or other commission, board, or administrative agency wherein an unfavorable decision, ruling, or finding might result in any material adverse change in the condition, financial or otherwise, or the earnings, assets, business, or operations of the Company, TRG, and the Subsidiaries, considered as a single enterprise, other than as set forth in the Prospectus, (iv) no stop order suspending the effectiveness of the Registration Statement or any part thereof has been issued and no proceedings for that purpose have been instituted or, to the knowledge of the Company or TRG, threatened by the Commission or by the state securities authority of any jurisdiction, and (v) the Underwriters shall have received, at Closing Time, a certificate of an executive officer of the Company dated as of Closing Time, evidencing compliance with the provisions of this subsection (d) and stating (Y) that the representations and warranties set forth in Section 1(a) hereof are accurate as though expressly made at and as of Closing Time; and (Z) that the conditions precedent set forth in this Section 5 have been satisfied or waived.

        (e) At the time of execution of this Agreement, the Representatives shall have received from Deloitte & Touche LLP, independent public accountants for the Company and TRG, a letter dated such date, in form and substance satisfactory to the Representatives, to the effect that: (i) they are independent public accountants with respect to the Company, TRG, and the Subsidiaries as required by the 1933 Act and the applicable published rules and regulations thereunder; (ii) it is their opinion that the financial statements and supporting schedules included in the Registration Statement and covered by their opinions therein (and any other financial statements audited by them from which information included in the Registration Statement has been derived) comply as to form in all material respects with the applicable accounting requirements of the 1933 Act and the 1933 Act Regulations; (iii) based upon limited procedures set forth in detail in such letter, nothing has come to their attention which causes them to believe that (A) the unaudited financial statements and supporting schedules of the Company, TRG, and the Subsidiaries included in the Registration Statement do not comply as to form in all material respects with the applicable accounting requirements of the 1933 Act and the 1933 Act Regulations or are not presented in conformity with generally accepted accounting principles applied on a basis substantially consistent with that of the audited financial statements included in the Registration Statement, (B) any unaudited financial statements from which information in the Prospectus is derived are not presented in conformity with generally accepted accounting principles applied on a basis substantially consistent with that of the audited financial statements included in the Registration Statement, or (C) at a specified date not more than five days prior to the date of this Agreement, there have been any changes in the capital stock, equity interests, or debt of the Company, TRG, or the Subsidiaries as compared with amounts disclosed in the June 30, 1997 financial statements included in the Registration Statement or, during the period from June 30, 1997 to a specified date not more than five days prior to the date of this Agreement, or there were any decreases, as compared with the corresponding period in the preceding year, of the sum of TRG's Consolidated Business' (as such term is defined in the Registration Statement) and

Joint Ventures' (as such term is defined in TRG's consolidated financial statements) contribution to EBITDA (as defined in the Registration Statement) or any increases in interest expense of TRG or the Joint Ventures, except in all instances for changes, increases, or decreases which the Registration Statement and the Prospectus disclose have occurred or may occur, and for normal debt payments or amortization; and (iv) in addition to the examination referred to in their opinions and the limited procedures referred to in clause
(iii) above, they have carried out certain specified procedures, not constituting an audit, with respect to certain amounts, percentages, and financial information which are included in the Registration Statement and the Prospectus and which are specified by the Representatives, and have found such amounts, percentages, and financial information to be in agreement with the audited financial statements, unaudited financial statements, or other relevant accounting, financial, and other records of the Company, TRG, and the Subsidiaries as requested by the Representatives and as identified in such letter.

        (f) At the Closing Time, the Representatives shall have received from Deloitte & Touche LLP a letter, dated as of the Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (e) of this Section, except that the specified date referred to shall be a date not more than five days prior to the Closing Time.

        (g) Prior to the Closing Time, counsel for the Underwriters shall have been furnished with such documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Shares as herein contemplated and related proceedings, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein included; and all proceedings taken by the Company or TRG in connection with the issuance and sale of the Shares shall be reasonably satisfactory in form and substance to the Representatives and counsel for the Underwriters.

        If any condition specified in this Section 5 shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Representatives by notice to the Company at any time at or prior to Closing Time, and such termination shall be without liability of any party to any other party except as provided in Section 4 hereof.

        SECTION 6.  INDEMNIFICATION.

        (a) The Company agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the 1934 Act, from and against any and all losses, claims, damages, or liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any claim) caused by any untrue statement or alleged untrue statement of a material fact contained in either the Registration Statement or any amendment thereto, any preliminary prospectus supplement or the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto, including pursuant to Section 3(e) hereof), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages, or liabilities are caused by any such untrue statement or omission or alleged omission based upon information relating to any Underwriter contained in the Prospectus under the caption "Underwriters."

        (b) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the 1934 Act to the same extent as the foregoing indemnity from the Company to such Underwriter, but only with reference to information relating to the Underwriter and contained in the Prospectus under the caption "Underwriters."

        (c) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to paragraph (a) or (b) of this Section 6 such person (the "indemnified party") shall promptly notify the person against whom such indemnity may be sought (the "indemnifying party") in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual and potential differing interests between them. It is understood that the indemnifying party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by Morgan Stanley & Co., in the case of parties indemnified pursuant to paragraph (a) of this Section, and by the Company, in the case of parties indemnified pursuant to paragraph (b) of this Section. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

        SECTION 7.  CONTRIBUTION.

        (a)  If the indemnification provided for in paragraph (a) or (b) of
Section 6 is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein in connection with the offering of the Shares, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering of the Shares or
(ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and of the Underwriters on the other hand in connection with the matters that resulted in such losses, claims, damages, or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other hand in connection with the offering of the Shares shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Shares (before deducting expenses) received by the Company and the total underwriting discounts and commissions received by the Underwriter, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate Price to Public of the Shares. In the case of an untrue or alleged untrue statement of a material fact or the omission to state a material fact, the relative fault of the Company on the one hand and of the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement or the omission or alleged omission relates to information supplied by the Company or by the Underwriters and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission. The Underwriters' respective obligations to contribute pursuant to this Section 7 are several in proportion to the respective number of Shares they have purchased hereunder, and not joint.

        (b) The Company and the Underwriters agree that it would not be just or equitable if contribution pursuant to this Section 7 were determined by pro rata allocation or by any other method of allocation that does not take into account of the equitable considerations referred to in paragraph (a) of this
Section 7. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, and liabilities referred to in paragraph (a) shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 7 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity. The indemnity and contribution provisions contained in this Section 7 and the representations and warranties of the Company contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter or any person controlling any Underwriter or by or on behalf of the Company or its officers or directors or any person controlling the Company, and (iii) acceptance of and payment for any of the Shares.

        SECTION 8. REPRESENTATIONS, WARRANTIES AND AGREEMENTS TO SURVIVE DELIVERY. All representations, warranties and agreements included in this Agreement, or included in certificates of officers of the Company submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or any controlling person, or by or on behalf of the Company, and shall survive delivery of the Shares.

        SECTION 9.  TERMINATION OF AGREEMENT.

        (a) The Representatives may terminate this Agreement, by notice to the Company, at any time prior to or at Closing Time (i) if there has been, since the respective dates as of which information is given in the Registration Statement, any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, assets, business, or operations of the Company, TRG, and the Subsidiaries, considered as a single enterprise, regardless of whether arising in the ordinary course of business, or (ii) if there has occurred any outbreak of hostilities or escalation of hostilities or any change in financial markets or any calamity or crisis that, in the reasonable judgment of the Representatives, is material and adverse, (iii) if trading of any securities of the Company or TRG shall have been suspended involuntarily on any exchange or in any over-the-counter market, (iv) if trading generally on the New York Stock Exchange, the American Stock Exchange, the Nasdaq Stock Market, the Chicago Board of Options Exchange, the Chicago Mercantile Exchange, or the Chicago Board of Trade has been suspended, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices for securities have been required, by either of said exchange or by order of the Commission or any other governmental authority, or (v) if a general banking moratorium has been declared by Federal or New York authorities.

        (b) The Representatives may also terminate this Agreement, by notice to the Company, at any time prior to or at Closing Time, in the event that the occurrence of any of the events specified in paragraph (a) of this Section 9, either singly or together with any other such event, makes it, in the reasonable judgment of the Representatives, impracticable to market the Shares on the terms and in the manner contemplated in the Prospectus.

        (c) If this Agreement is terminated pursuant to Section 9(a) or (b), such termination shall be without liability of any party to any other party except as provided in Section 4, and provided further that Sections 6 and 7 hereof shall survive such termination.

        SECTION 10. EFFECTIVENESS; DEFAULTING UNDERWRITERS. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

        If, on the Closing Date any one or more of the Underwriters shall fail or refuse to purchase Shares that it has or they have agreed to purchase hereunder on such date, and the aggregate number of Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate number of the Shares to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the number of Shares set forth opposite their respective names in Schedule I bears to the aggregate number of Shares set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as the Representatives may specify, to purchase the Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the number of Shares that any Underwriter has agreed to purchase pursuant to this Agreement be increased pursuant to this Section 10 by an amount in excess of one-ninth of such number of Shares without the written consent of such Underwriter. If, on the Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Shares and the aggregate number of Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Shares to be purchased, and arrangements satisfactory to the Representatives and the Company for the purchase of such Shares are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter or the Company. In any such case, either the Representatives or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement and in the Prospectus or in any other documents or arrangements may be effected. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

        SECTION 11. NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be directed to Morgan Stanley & Co. Incorporated, 1585 Broadway, New York, New York 10036; Attention: Legal Department, (telephone:
(212) 761-4000; telecopy: (212) 761-0783 attention of Legal Department); and notices to the Company shall be directed to it at Taubman Centers, Inc., 200 East Long Lake Road, Bloomfield Hills, Michigan 48304; Attention: Treasurer (telephone: (248) 258-6800; telecopy: (248) 258-7275), attention of Treasurer.

        SECTION 12. PARTIES. This Agreement shall inure to the benefit of and be binding upon the Underwriters, the Company and (to the limited extent set forth above)

TRG and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than those referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein or therein included. This Agreement and all conditions and provisions hereof and thereof are intended to be for the sole and exclusive benefit of the parties hereto and thereto and their respective successors and said controlling persons and officers, trustees and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Shares from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

        SECTION 13. GOVERNING LAW AND TIME; MISCELLANEOUS. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed in said State. Specified times of day refer to New York City time.

        SECTION 14. COUNTERPARTS. This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

        SECTION 15. HEADINGS. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

        If the foregoing is in accordance with your understanding of our agreement, please sign and return to us a counterpart hereof, whereupon this instrument along with all counterparts will become a binding agreement between you and the Company in accordance with its terms.

                                        Very truly yours,

                                        TAUBMAN CENTERS, INC.



                                        By:
                                           ----------------------------------
                                        Name:
                                        Title:

        TRG has executed this Agreement for the sole purpose of agreeing to be bound by the provisions of Sections 3(h), 3(i), and 4 hereof.

                                        THE TAUBMAN REALTY GROUP LIMITED
                                        PARTNERSHIP

                                        By:   Taubman Centers, Inc., its
                                              Managing General Partner


                                        By:
                                           ----------------------------------
                                        Name:
                                        Its:


Accepted as of the date hereof:

Morgan Stanley & Co. Incorporated
Merrill Lynch, Pierce, Fenner & Smith
            Incorporated
PaineWebber Incorporated
Prudential Securities Incorporated

Acting severally on behalf of themselves and the several Underwriters named herein.

By:  Morgan Stanley & Co. Incorporated

   By:
      ------------------------------------
   Name:
   Title:

                                                                   SCHEDULE I

                                                                                       Number of
                                                                                        Shares
Underwriter                                                                         To Be Purchased
-----------                                                                         ---------------
Morgan Stanley & Co. Incorporated                                                      1,600,000
Merrill Lynch, Pierce, Fenner & Smith
            Incorporated                                                               1,600,000
PaineWebber Incorporated                                                               1,600,000
Prudential Securities Incorporated                                                     1,600,000
A.G. Edwards & Sons, Inc.                                                                 80,000
BT Alex. Brown & Sons Incorporated                                                        80,000
EVEREN Securities, Inc.                                                                   80,000
First of Michigan Corporation                                                             80,000
Goldman, Sachs & Co.                                                                      80,000
Oppenheimer & Co., Inc.                                                                   80,000
Cowen & Company                                                                           40,000
Craigie Incorporated                                                                      40,000
Crowell, Weedon & Co.                                                                     40,000
Dain Bosworth Incorporated                                                                40,000
First Albany Corporation                                                                  40,000
Gruntal & Co., Incorporated                                                               40,000
H.J. Meyers & Co., Inc.                                                                   40,000
Interstate/Johnson Lane Corporation                                                       40,000
Janney Montgomery Scott Inc.                                                              40,000
J.J.B. Hilliard, W.L. Lyons, Inc.                                                         40,000
Josephthal Lyon & Ross Incorporated                                                       40,000
Legg Mason Wood Walker, Incorporated                                                      40,000
McDonald & Company Securities, Inc.                                                       40,000
McGinn, Smith & Co., Inc.                                                                 40,000
Morgan Keegan & Company, Inc.                                                             40,000
The Ohio Company                                                                          40,000
Donaldson, Lufkin & Jenrette Securities Corporation                                       40,000
Piper Jaffray Inc.                                                                        40,000
Principal Financial Securities, Inc.                                                      40,000
Rauscher Pierce Refsnes, Inc.                                                             40,000
Raymond James & Associates, Inc.                                                          40,000
The Robinsosn-Humphrey Company, Inc.                                                      40,000
Roney & Co., LLC                                                                          40,000
Scott & Stringfellow, Inc.                                                                40,000
Sutro & Co. Incorporated                                                                  40,000
Tucker Anthony Incorporated                                                               40,000
U.S. Clearing Corp.                                                                       40,000
Wheat, First Securities, Inc.                                                             40,000
                                                                                     -----------

              Total                                                                    8,000,000
                                                                                     ===========